Exhibit 99.1

FINAL: FOR RELEASE

rtw retailwinds, inc. VOLUNTARILY FILES CHAPTER 11 BANKRUPTCY

~ecommerce operations continue to operate~

~92% OF BRICK-AND-MORTAR locations RE-OPENED FROM COVID-19 CLOSURES~

~COMPANY EXPECTS TO FULLY REPAY Approximately $12.7M Remaining LOAN OUTSTANDING~

New York, NY – July 13, 2020 – RTW Retailwinds, Inc. [OTC PINK:RTWI], an omni-channel specialty apparel retail platform for powerful celebrity and consumer brands, today announced that it and its subsidiaries (collectively, the “Company”) have filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of New Jersey (the “Bankruptcy Court”). The Company has filed customary motions with the Bankruptcy Court that will authorize, upon Bankruptcy Court approval, the Company’s ability to maintain operations in the ordinary course of business, including, among other things, the payment of employee wages and benefits without interruption, payment of suppliers and vendors in the normal course of business, and the use of cash collateral. These motions are typical in the Chapter 11 process and the Company anticipates that they will be approved shortly after the commencement of its Chapter 11 case.

Details on the Company’s Chapter 11 process and go-forward strategy are as follows:

•	The Company expects to close a significant portion, if not all, of its brick-and-mortar stores and, in connection therewith, the Company has launched a store closing and liquidation process. The Company, however, will continue to operate its business in the ordinary course in the near term, including continuing to re-open its previously temporarily closed brick-and-mortar stores, when and where appropriate; and

•	The Company is evaluating any and all strategic alternatives, including the potential sale of its eCommerce business and related intellectual property.

As previously announced, on July 2, 2020, the Company entered into Amendment No. 3 (“Amendment No. 3”) to the Fourth Amended and Restated Loan and Security Agreement and Joinder with Wells Fargo Bank, National Association, as administrative agent and lender. Under Amendment No. 3, the Company anticipates the full repayment of the approximately $12.7 million remaining outstanding balance under the Loan Agreement by August 31, 2020.

Sheamus Toal, Chief Executive Officer and Chief Financial Officer of RTW Retailwinds, Inc., said, “The combined effects of a challenging retail environment coupled with the impact of the Coronavirus (COVID-19) pandemic have caused significant financial distress on our business, and we expect it to continue to do so in the future. As a result, we believe that a restructuring of our liabilities and a potential sale of the business or portions of the business is the best path forward to unlock value. I would like to thank all of our associates, customers, and business partners for their dedication and continued support through these unprecedented times.”

Additional details:

•	The Company’s restructuring counsel is Cole Schotz P.C., its restructuring advisor is BRG, LLC, and its investment banker is B. Riley FBR, Inc.

•	Court filings and other documents related to the process are available at https://cases.primeclerk.com/RTWRetailwinds.

About RTW Retailwinds

RTW Retailwinds, Inc. (together with its subsidiaries, the "Company") is a specialty women's omni-channel retailer with a powerful multi-brand lifestyle platform providing curated fashion solutions that are versatile, on-trend, and stylish at a great value. The specialty retailer, first incorporated in 1918, has grown to now operate approximately 378 retail and outlet locations in 32 states while also growing a substantial eCommerce business. The Company's portfolio includes branded merchandise from New York & Company, Fashion to Figure, and Happy x Nature. The Company's branded merchandise is sold exclusively at its retail locations and online at www.nyandcompany.com, www.fashiontofigure.com, www.happyxnature.com, and through its rental subscription businesses at www.nyandcompanycloset.com and www.fashiontofigurecloset.com. Additionally, certain product, press releases and SEC filing information concerning the Company are available at the Company's website: www.nyandcompany.com.

Investor Relations Contact:

ICR, Inc.

(203) 682-8200

Allison Malkin

Forward-looking Statements

This press release contains certain forward-looking statements, including statements made within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Some of these statements can be identified by terms and phrases such as “expect,” “anticipate,” “believe,” “intend,” “estimate,” “continue,” “could,” “may,” “plan,” “project,” “predict,” and similar expressions and references to assumptions that the Company believes are reasonable and relate to its future prospects, developments and business strategies. Such statements, are subject to various risks and uncertainties that could cause actual results to differ materially. Factors that could cause the Company's actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to, (i) the risks associated with the spread of COVID-19 and its impact on the Company's sales and supply chain including the Company's store closures as a result therefrom and significant declines in revenues caused thereby; (ii) the Company's dependence on mall traffic for its sales and the continued reduction in the volume of mall traffic; (iii) the Company's ability to anticipate and respond to fashion trends; (iv) the impact of general economic conditions and their effect on consumer confidence and spending patterns; (v) changes in the cost of raw materials, distribution services or labor; (vi) the potential for economic conditions to negatively impact the Company's merchandise vendors and their ability to deliver products; (vii) the Company's ability to open and operate stores successfully; (viii) seasonal fluctuations in the Company's business; (ix) competition in the Company's market, including promotional and pricing competition; (x) the Company's ability to retain, recruit and train key personnel; (xi) the Company's reliance on third parties to manage some aspects of its business; (xii) the Company's reliance on foreign sources of production; (xiii) the Company's ability to protect its trademarks and other intellectual property rights; (xiv) the Company's ability to maintain, and its reliance on, its information technology infrastructure; (xv) the effects of government regulation; (xvi) the control of the Company by its largest shareholder and any potential change of ownership of the Company including the shares held by its largest shareholder; (xvii) the impact of tariff increases or new tariffs; (xviii) risks arising from the delisting of trading of the Company’s common stock on the NYSE; (xix) risks and uncertainties relating to the Chapter 11 cases, including but not limited to, the Company’s ability to obtain Bankruptcy Court approval with respect to motions filed in the Chapter 11 cases; (xx) the effects of the Chapter 11 cases on the Company and on the interests of various constituents; (xxi) Bankruptcy Court rulings in the Chapter 11 cases and the outcome of the Chapter 11 cases in general; (xxii) the length of time the Company will operate under the Chapter 11 cases; (xxiii) risks associated with third party motions in the Chapter 11 cases; (xxiv) the potential adverse effects of the Chapter 11 cases on the Company’s liquidity or results of operations and increased legal and other professional costs necessary in the Chapter 11 cases; (xxv) the impact of the Company’s ability to successfully implement planned store closures; (xxvi) uncertainty associated with evaluating and completing any strategic or financial alternative, as well as the Company’s ability to implement and realize any anticipated benefits associated with any alternative that may be pursued; (xxvii) the Company’s liquidity and ability to continue as a going concern; (xviii) risks associated with any default under the Company’s debt agreement; (xxix) risks associated with the Company’s ability to make payments on and to repay or refinance the Company’s debt or generate sufficient cash; and (xxx) those discussed under the heading "Item 1A. Risk Factors" in the Company’s Annual Report on Form 10-K for fiscal year 2019. The Company undertakes no obligation to revise the forward-looking statements included in this press release to reflect any future events or circumstances.